Exhibit 10.5

THIS SUPPLEMENTARY AGREEMENT is made on 1 January 2007

BETWEEN

CHINAWE.COM.INC., whose principal executive office is situated at Room 1304-05, Dongbao Tower, 767 Dongfeng Road East, Guangzhou, China 510600 (the ‘‘Company’’)

CHINAWE ASSET MANAGEMENT LIMITED, whose principal executive office is situated at 1307, 13/F., Block A, 66-68 Tong Mi Road, Kowloon, Hong Kong (‘‘CAM’’)

VIVIAN WAI WA CHU (‘‘Ms. Chu’’) of 1307, 13/F., Block A, 66-68 Tong Mi Road, Kowloon, Kong Kong

WHEREAS the Company is a corporation listed on the NASDAQ-OTCBB of the United States:     CAM is a wholly-owned subsidiary of the Company and Ms. Chu is a director of the Company.

This supplementary agreement is made to supplement the agreement dated 6 May 2003 made between the Company and Ms. Chu (the ‘‘Agreement’’).

NOW IT IS HEREBY AGREED as follows:

(1)	The loan pursuant to the Agreement (the ‘‘Loan’’) was actually used by CAM and CAM should have the obligations to repay the principal and interests outstanding to Ms. Chu; and

(2)	The repayment term of the Loan is extended to June 2007 while interest is charged at HK$20,153.80 per month from 30 June 2004 onwards.

Other terms in the Agreement remain the same.

CHINAWE.COM INC.	CHINAWE ASSET MANAGEMENT LIMITED	VIVIAN WAI WA CHU

By: /s/ Man Keung Alan Wai	By: /s/ Man Keung Alan Wai	/s/ Vivian Wai Wa Chu
Name: Man Keung Alan Wai	Name: Man Keung Alan Wai
Title: CEO & President	Title: CEO & President